SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
ORBIMAGE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	20-2759725
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166

(Address of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously reported in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006, ORBIMAGE Inc. and the Registrant (together, “ORBIMAGE”) entered into a definitive asset purchase agreement (the “Purchase Agreement”) on September 15, 2005 to acquire the operating assets of Space Imaging LLC (“Space Imaging”) for approximately $51.5 million. Pursuant to the terms of the Purchase Agreement, a copy of which was filed in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2005, ORBIMAGE entered into an Assignment of Rights and Obligations, dated as of January 10, 2006, with SI Opco, a Delaware corporation and a wholly-owned indirect subsidiary of the Registrant, whereby ORBIMAGE agreed to assign all of their rights and certain obligations in, to and under the Purchase Agreement to SI Opco.
     On January 10, 2006, SI Opco completed the acquisition of Space Imaging pursuant to the terms of the Purchase Agreement. The purchase price was funded with a combination of the issuance of $50 million of indebtedness and cash of Space Imaging acquired in the acquisition.
     This Form 8-K is being filed to report the financial statements and pro forma financial information pursuant to Item 9.01 below.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     The following financial statements are filed herewith.
(b) Pro Forma Financial Information
     The following pro forma financial information is filed herewith.

Introduction	20
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005	21
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2006	22

Consolidated Financial Statements
Space Imaging LLC
A Delaware Limited Liability Company
Years ended December 31, 2005, 2004 and 2003
with Reports of Independent Registered Public Accounting Firms

Report of Independent Registered Public Accounting Firm
The Members
Space Imaging LLC
Thornton, CO
We have audited the accompanying consolidated balance sheet of Space Imaging LLC, a Delaware limited liability company, as of December 31, 2005 and the related consolidated statement of operations, members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As described in Note 1, the Members of the Company have executed an Asset Purchase Agreement to sell the operating assets of the Company to a competitor. The sale became final January 10, 2006.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Space Imaging LLC at December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ BDO Seidman LLP
Bethesda, MD
April 14, 2006

Report of Independent Auditors
The Members
Space Imaging LLC
We have audited the accompanying consolidated balance sheet of Space Imaging LLC, a Delaware limited liability company, as of December 31, 2004 and the related statements of operations, members’ capital (deficit) and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Space Imaging LLC, a Delaware limited liability company, at December 31, 2004, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. In addition, the Company will be required to make a balloon payment for the remaining balance of its long-term debt by March 31, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
/s/ Ernst & Young LLP
Denver, Colorado
September 14, 2005

Space Imaging LLC
A Delaware Limited Liability Company
Consolidated Balance Sheets
(In thousands, except unit data)

	December 31
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$27,422	$12,705
Cash—restricted	554	648
Accounts receivable, net of allowance for doubtful accounts and sales returns of $967 and $2,052 at December 31, 2005 and 2004, respectively	10,675	23,638
Unbilled receivables	481	5,596
Prepaid expenses	1,280	3,148
Inventory—ground stations	893	4,092
Deferred costs	—	5,827

Total current assets	41,305	55,654

Property and equipment, net	26,754	35,049
Deferred costs	—	4,541
Intangibles and other assets, net	4,819	7,152

Total assets	$72,878	$102,396

Liabilities and members’ deficit
Current liabilities:
Account payable to Space Imaging, Inc.	$6,212	$5,272
Accounts payable and accrued liabilities	17,598	26,997
Billings in excess of related revenues	1,149	3,141
Deferred revenue	1,986	6,282
Notes payable to Lockheed Martin	13,316	—
Notes payable to Raytheon	5,143	—
Current portion of long-term debt to related parties	219,400	15,400

Total current liabilities	264,804	57,092
Notes payable to Lockheed Martin	—	13,133
Notes payable to Raytheon	—	5,143
Long-term debt to related parties	—	227,600
Accrued interest	—	458

Total liabilities	264,804	303,426
Commitments and contingencies

Members’ deficit:
Members (322 units outstanding in 2005 and 2004)	—	—
The Manager (2.12 units outstanding in 2005 and 2004)	(188,926)	(198,030)
Subscription receivable - Members	(3,000)	(3,000)

Total members’ deficit	(191,926)	(201,030)

Total liabilities and members’ deficit	$72,878	$102,396

See accompanying notes.

Space Imaging LLC
A Delaware Limited Liability Company
Consolidated Statements of Operations
(In thousands)

	Years ended December 31
	2005	2004	2003

Revenues:
Imagery sales	$69,188	$74,967	$106,113
Ground station sales	15,975	22,976	37,190
Satellite access fees	40,151	43,390	51,394

	125,314	141,333	194,697

Production and operating expenses:
Purchased imagery	28,405	33,844	35,695
Satellite operations	29,172	78,400	76,581
Ground station sales and lease costs	13,192	21,883	39,954
Other production costs	3,343	9,040	12,388
Loss due to asset impairments	9,024	158,605	—
Customer claim	—	—	2,858
Selling, general and administrative	22,052	29,839	33,269

	105,188	331,611	200,745

Operating income (loss)	20,126	(190,278)	(6,048)

Other income and expenses:
Interest expense, net	12,792	9,478	8,441
Gain on sale of line of business	(2,098)	—	—
Other expenses, net	328	2,130	2,317

Net income (loss)	$9,104	$(201,886)	$(16,806)

See accompanying notes.

Space Imaging LLC
A Delaware Limited Liability Company
Consolidated Statements of Members’ Capital (Deficit)
(In thousands)

	Members	The	Total
		Manager

Balances at December 31, 2002	$17,557	$105	$17,662
Allocation of net loss	(16,696)	(110)	(16,806)

Balances at December 31, 2003	861	(5)	856
Allocation of net loss	(3,861)	(198,025)	(201,886)

Balances at December 31, 2004	(3,000)	(198,030)	(201,030)
Allocation of net income	—	9,104	9,104

Balances at December 31, 2005	$(3,000)	$(188,926)	$(191,926)

See accompanying notes.

Space Imaging LLC
A Delaware Limited Liability Company
Consolidated Statements of Cash Flows
(In thousands)

	Years ended December 31
	2005	2004	2003

Operating activities
Net income (loss)	$9,104	$(201,886)	$(16,806)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,817	61,783	64,100
Provision for doubtful accounts	53	334	372
Loss due to asset impairments	9,024	158,605	—
Loss on disposals of fixed assets	1	1,122	44
Gain on sale of line of business	(2,098)	—	—
Equity in loss of unconsolidated affiliate	—	—	883
Changes in assets and liabilities:
Accounts receivable	12,366	(5,612)	757
Unbilled receivables	2,939	2,546	5,207
Prepaid expenses	1,869	(426)	(848)
Inventory—ground stations	(113)	(477)	30,955
Deferred costs	4,656	5,550	(15,918)
Account payable to Space Imaging, Inc.	1,194	(3,074)	724
Accounts payable and accrued liabilities	(10,192)	7,930	(11,060)
Billings in excess of related revenue	(1,992)	(66)	1,108
Deferred revenue	(4,084)	(2,714)	(12,853)
Accrued interest	34	64	(1,213)

Net cash provided by operating activities	37,578	23,679	45,452

Investing activities
Additions to property:
Property and furniture, fixtures and equipment	(401)	(597)	(151)
Purchased software	(234)	(396)	(1,262)
Capitalized imagery	(3,571)	(3,149)	(8,906)
Decrease in restricted cash	94	3,402	540
Proceeds from sale of line of business	4,668	—	—
Dividend received from unconsolidated affiliate	—	800	2,000

Net cash provided by (used in) investing activities	556	60	(7,779)

Financing activities
Payments to Lockheed Martin	(11,617)	(14,431)	(24,616)
Payments to Raytheon	(11,800)	(9,069)	(11,566)

Net cash used in financing activities	(23,417)	(23,500)	(36,182)

Net increase in cash and cash equivalents	14,717	239	1,491
Cash and cash equivalents at beginning of year	12,705	12,466	10,975

Cash and cash equivalents at end of year	$27,422	$12,705	$12,466

See accompanying notes.

1. Organization and Sale of Operations
Space Imaging LLC (the Company or the LLC), a limited liability company, was organized on September 29, 1994 as a limited partnership. The form of business was changed to an LLC on September 30, 1999. On September 24, 1999 the company launched its IKONOS remote sensing Satellite and on June 30, 2000 commenced commercial operations. The Company currently distributes products from this, other third party satellites, and aerial-based systems owned by others. Its activities include the sale of a limited number of ground stations to capture images transmitted by this satellite for future sale in commercial and governmental markets.
In accordance with Delaware law, the members’ personal liability is limited. The limited liability agreement provides for the continuation of the Company through December 31, 2050, with allowances for extensions beyond that date.
The Company is a manager-managed limited liability company whose manager is Space Imaging, Inc. (SI Manager or the Manager). The board of directors of the Manager manages and controls the business and affairs of the Company. Compensation and employee benefit plan costs are incurred by the Manager and are reimbursed by the Company.
On September 30, 2004, the Company lost a major contract bid with the U.S. government. This was an integral part of the company’s strategy to fund its next generation satellite system. Following the loss of the contract, the Company considered several options, and in January 2005 decided to pursue the sale of the Company. On September 16, 2005, the Company entered into a definitive asset purchase agreement (the “Purchase Agreement”) to sell substantially all of the assets of the Company to ORBIMAGE Holdings and ORBIMAGE Inc. (together, “ORBIMAGE”) for approximately $58.5 million, subject to certain adjustments. After taking into account all of the adjustments, the amount paid at closing was $49 million (including an initial deposit of $6 million), $6.5 million of which was deposited into an escrow account to satisfy potential claims under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, ORBIMAGE entered into an Assignment of Rights and Obligations, dated as of January 10, 2006, with ORBIMAGE SI Opco Inc. (“SI Opco”), a Delaware corporation and a wholly-owned indirect subsidiary of ORBIMAGE Holdings Inc., whereby ORBIMAGE assigned all of their rights and certain obligations in, to and under the Purchase Agreement to SI Opco. On January 10, 2006, SI Opco completed the acquisition of Space Imaging pursuant to the terms of the Purchase Agreement.
2. Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries after the elimination of all intercompany accounts and transactions.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of these estimates are asset impairments, the allowances for doubtful accounts and sales returns, and estimates to complete for long-term government service contracts, which support the percentage-of-completion method for recognizing revenue. Actual results could differ from those estimates.
Revenue Recognition
Imagery Sales
The Company sells imagery derived from the IKONOS satellite and other aerial sources, which are owned by others, to governmental agencies and commercial corporations. The Company recognized imagery sales upon shipment. Services generated from long-term contracts were recognized on the percentage-of-completion method of accounting using total direct costs for the contract in accordance with AICPA Statement of Position 81-1, “Accounting for Long-term Contracts” (“SOP 81-1”).
The Company sells imagery that had been archived during the current and previous years. As such, the Company capitalized related costs and amortized them over their estimated useful lives, which the Company determined to be three years.
Ground Station Sales
The Company sells ground stations, known as Regional Operating Centers (ROCs), to certain major customers (Regional Affiliates), which allow for the capability of communicating with the commercial remote sensing satellite for scheduling data collection, receiving and processing imagery, and distributing imagery products. The Company recognizes ground station sales based upon the completed contract method of accounting in accordance with SOP 81-1. A ground station is considered complete upon the start of commercial operations by the buyer, which is deemed as acceptance.
In 2003, after start of commercial operations for the Company’s customers in Thailand and Germany, the probability of collection on these ROCs began to decrease. As a result, the Company commenced recognizing the related revenue on a cash basis under the provisions of Staff Accounting Bulletin 104. On October 19, 2005, the Company negotiated a settlement with its German customer. As of December 31, 2005, all equipment payments under this renegotiated contract have been received. The contract with the Thailand customer was terminated in 2006 by OI SI Opco.

Access Fees
The Company contracted with customers to provide access to the IKONOS satellite and satellite data from third-party satellites currently in earth’s orbit. These customers, the majority of which are also ROC customers, paid the Company access fees. A portion of these fees were remitted to the agencies owning the satellites. Access fees received by the Company were recognized ratably over the period to which such access fees related.
Cash and Cash Equivalents
Included in cash and cash equivalents are highly liquid investments with an original maturity date of 90 days or less from the date of acquisition. Cash equivalents at December 31, 2005 and 2004 consisted of overnight investments.
Cash — Restricted
Restricted cash includes $554 and $648 at December 31, 2005 and 2004, respectively, related to performance bonds and letters of credit on specific ROC contracts.
Accounts Receivable and Provision for Doubtful Accounts
The Company recorded a provision for doubtful accounts for all receivables not expected to be collected. The Company evaluated the collectibility of its accounts receivable based on a combination of factors. In circumstances when a specific customer’s inability to meet its financial obligations becomes known (e.g., bankruptcy filings), the Company recorded a specific reserve for bad debts against amounts due. For all other instances, the Company recognized reserves based on historical experience and review of the individual accounts outstanding. The allowance for doubtful accounts was $967 and $2,052 at December 31, 2005 and 2004, respectively. Amounts due from related parties were $755 and $731 at December 31, 2005 and 2004, respectively.
Unbilled Receivables
Unbilled receivables represent the accrual of revenue on contract for ROC sales which had been completed but had not yet been billed. These amounts are billed based on the contract terms, and are expected to be billed during the following year. Also included in unbilled receivables are costs in excess of billings related to imagery sales for services performed that are accounted for using the percentage-of-completion method of accounting.
Inventory—Ground Stations
Inventory—ground stations consists of equipment and software purchased from Lockheed Martin and Raytheon under the Regional Operating Center Master Contract for the construction of ground stations held for resale. This equipment and software is classified as current assets as the ground stations were expected to be completed and sold to third parties within one year. Any assets placed in inventory were valued at the lower of cost or market. During 2005 the Company determined that the inventory was impaired, and recorded an impairment charge of $3,492 in the fourth quarter of 2005. The Company believes that the inventory was valued at its net realizable value at December 31, 2005. In 2004, as a result of the loss of the major contract bid as previously discussed above, the Company performed an analysis to determine the salability of the ground station equipment. Based on this analysis, the Company recorded an impairment charge on its ground station inventory of $10,573 as of December 31, 2004.
Deferred Costs
In 2003, as discussed above, the Company recorded revenue from its customers in Germany and Thailand on a cash basis. The costs associated with this revenue were booked to deferred costs until revenue was recorded. During 2005, the Thailand customer ceased making payments on its ground station. Accordingly, the deferred costs associated with the Thailand customer were written off, resulting in a charge to earnings of $5,712 in 2005. The German customer made all scheduled payments by December 31, 2005.
Deferred Revenue
Amounts billed to customers in excess of revenues recognized to date are classified as current liabilities under deferred revenue and billings in excess of related revenues. Amounts billed to customers in excess of revenues for ROC sales and access fees are included in deferred revenue. Amounts billed to customers in excess of revenue for long-term service contracts are included in billings in excess of related revenues.
Fair Value of Financial Instruments
The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, notes payable and long-term debt approximated fair value.
Concentration of Credit Risk
Net revenues generated from the U.S. government, the Company’s largest customer, totaled approximately 49%, 40% and 45% of total net revenues for the years ended December 31, 2005, 2004, and 2003, respectively.
The Company performed credit evaluations of its customers’ financial position and required letters of credit and/or advance payment as circumstances dictated. Net accounts receivable from foreign customers were $7,379 and $21,452 at December 31, 2005 and

2004, respectively. Unbilled receivables from foreign customers as of December 31, 2005 and 2004 were $196 and $2,960, respectively. Business is transacted with various foreign entities in U.S. dollars.
Research and Development and Advertising Expenses
Research and development costs were expensed as incurred, and included salaries, consulting, facilities, equipment, and other expenditures. Advertising costs were also expensed as incurred. Selling, general, and administrative expenses include $170, $247 and $296 of advertising for the years ended December 31, 2005, 2004 and 2003, respectively.
Depreciation and Amortization
Depreciation of property and equipment was recognized using the straight-line method over estimated useful lives, generally from three to seven years. Depreciation of purchased software was recognized using the straight-line method over estimated useful lives of generally three years. The IKONOS satellite was placed in service on June 30, 2000. During 2003, a revised engineering analysis was performed increasing this asset’s useful life from seven to eight years. This change in the estimated useful life of the IKONOS satellite was a result of an engineering life analysis conducted by the satellite’s prime contractor, Lockheed Martin. The IKONOS satellite’s current expected life is through June 30, 2008. Depreciation and amortization expense for the years ended December 31, 2005, 2004 and 2003 was $14,817, $61,783 and $64,100, respectively. Depreciation and amortization expense was allocated in total to production and operating expenses.
Long-Lived Assets
Long-lived assets consisted primarily of property, plant and equipment, intangibles and other assets. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the recoverability of the carrying value of long-lived assets to be held and used is evaluated based upon changes in the business environment or other facts and circumstances that suggest they may be impaired. If this evaluation indicates the carrying value will not be recoverable, based on the undiscounted expected future cash flows estimated to be generated by these assets, the Company reduces the carrying amount to the estimated fair value. As a result of the loss of a major contract bid with the U.S. government, the Company determined that its operations would be limited by the life of its existing IKONOS satellite. Because the expected cash flows over the remaining life of the satellite are less than the carrying value of the satellite, associated ground equipment and antenna, the Company recorded an impairment charge of $148,032 in 2004, reducing the carrying value of these assets to $27,840.

Intangible and Other Assets
Intangible assets are recorded at cost and are amortized using the straight-line method or accelerated methods over their estimated useful lives. Carrying values and accumulated amortization as of December 31, 2005 and December 31, 2004 are as follows:

		December 31
	Lives	2005	2004

Archived imagery	27 months	$24,288	$20,717
Software	36 months	11,792	11,827
Deferred debt issuance costs	24 months	247	247

		36,327	32,791

Accumulated amortization		(31,508)	(25,639)

		$4,819	$7,152

The Company capitalized costs to acquire internal use software in accordance with Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Direct internal and external costs incurred in the development of software were capitalized during the application development stage. Costs incurred prior and subsequent to the application development stage were expensed as incurred. Capitalized costs were amortized over three years.
Allocation of Company Losses and Income
Net losses are allocated to the members in accordance with the number of LLC units held by each member to the extent of the member’s capital basis. To the extent any allocation of net losses would cause a member to have an adjusted capital account deficit (or increase the amount of an existing adjusted capital account deficit), net losses are reallocated first to eliminate the positive balance in any other members’ capital accounts (in proportion to such balances, if any), with any remaining balance allocated to SI Inc.
Net income is allocated first to SI Inc. up to the amount of aggregate net losses allocated to SI Inc. in previous fiscal years. Net income is then allocated to the members in proportion to the aggregate net losses allocated to the members in previous fiscal years until net income allocated to the members equals aggregate net losses previously allocated. Thereafter, net income is distributed to all members proportionally to the number of LLC units held.
At December 31, 2005 and 2004, SI Inc.’s ownership in the Company was approximately 0.65% of the LLC units. Since aggregate capital contributions to the Company have exceeded $50,000, SI Inc. may, without adverse tax consequence to the Company, reduce its ownership to no less than 0.2% of the LLC units.

Income Taxes
The financial statements include no provision for income taxes for the LLC since income or loss is reported in the members’ separate income tax returns. Taxes, if any, are the responsibility of the individual members. The Company, however, is required to file federal and state income tax returns for informational purposes. Members’ capital accounts and losses reflected in the financial statements may differ from amounts reported in the Company’s federal income tax return due to differences in accounting policies used for financial and tax reporting purposes.
Reclassification
Certain prior year amounts have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on net loss or members’ deficit.
3. Investments
Formation of Dubai Space Imaging
In December 1997, Dubai Space Imaging LLC, a joint venture between the Company, Juma Saif Rashid Min Bakhi and his partner, together, the UAE Group, was formed to operate a commercial remote sensing ground station in the United Arab Emirates. In 1999, Dubai Space Imaging LLC changed its name to Space Imaging Middle East LLC (SIME).
The Company purchased a 40% interest in the operations of the joint venture in exchange for an $800 cash investment. The Company’s investment was accounted for using the equity method. In 2004, the Company divested its equity stake in SIME for its original investment of $800.
4. Related Party Transactions
Notes payable to Lockheed Martin and Raytheon for long-term trade payables as of December 31, 2005 and 2004, were $18,459 and $18,276, respectively. Total trade payables to related parties as of December 31, 2005 and 2004 were $421 and $7,466, respectively. The trade payables balance associated with Lockheed Martin as of December 31, 2005 and 2004 were $4 and $6,655, respectively, and the payable balance associated with Raytheon as of December 31, 2005 and 2004 were $407 and $648, respectively.
In 1997, the Company entered into fixed price contracts with Lockheed Martin and Raytheon to develop training manuals and programs for satellite launch and operation procedures, and to assist in operating and maintaining the satellite and ground station control systems (the O&M Contracts). The O&M Contracts were renewable at the Company’s option. Under these contracts, the Company owed Lockheed Martin approximately $0 and $1,057 and Raytheon approximately $407 and $639, as of December 31, 2005 and 2004, respectively.

In 1997, the Company entered into a fixed price contract with Raytheon (the ROC Master Contract), whereby Raytheon developed and built the hardware and software to be included in four of the Company’s ROCs to be sold to third parties. The Company’s purchase commitment under the terms of the ROC Master Contract was $49,965, all of which has been completed. In March 2001, the company converted the associated trade payables to notes payable. As of December 31, 2005 and 2004, the outstanding balance owed to Raytheon on this note was $5,143.
Included in the IKONOS construction contract were on-orbit incentives with the contractor, Lockheed Martin. Payments for the incentives were based on satellite performance and were made over a five-year period beginning at satellite acceptance. Payments to the contractor started in August 2000 and concluded in 2005. The Company expensed $11,612 and $17,947 of on-orbit incentives as of December 31, 2005 and 2004, respectively. The Company owed Lockheed Martin $0 and $4,977 as of December 31, 2005 and 2004, respectively, for the on-orbit incentives.
Production and Operating Expenses
Included in production and operating expenses are the following expenses charged by SI Inc. to the Company:

	Years ended December 31
	2005	2004	2003

Other production costs	$307	$709	$1,245
Research and development	907	1,094	1,069
Selling, general and administrative	19,722	24,732	25,910

	$20,936	$26,535	$28,224

Selling, general and administrative expenses include labor and other costs for functions such as sales and marketing, finance and accounting, human resources, contracts administration and information technology support.
Leases
All of the Company’s lease arrangements were arranged on behalf of the Company by SI Inc. SI Inc. leased office space and certain equipment under noncancelable operating leases. Total rent expense incurred on behalf of, and subsequently charged to, the Company was $717, $334 and $455 for the years ended December 31, 2005, 2004 and 2003, respectively. These leases were transferred to ORBIMAGE in 2006 as a result of the Purchase Agreement.
Notes Payable
The costs associated with the FCC License were originally incurred by Lockheed Martin. Upon receipt of the FCC License by the Company, the Company issued a note payable of $448 to Lockheed Martin. The principal plus interest were payable on June 1, 2005. As discussed in Note 6 below, payments on this note plus interest have been prohibited by the Company’s restructured debt agreement. As a result, as of December 31, 2004, the balances were classified as long-term notes payable in the accompanying financial statements. The obligations under the note were not assumed by ORBIMAGE in 2006 in the Purchase Agreement, and remain obligations of the Company. Therefore, the notes have been reclassified to current in the accompanying financial statements.
Employee Benefit Plans
There are various defined contribution plans for employees of SI Inc., the costs of which were charged to the Company. Total costs under these plans as of December 31, 2005, 2004 and 2003 were $630, $560 and $798, respectively.
SI Inc. also adopted the Space Imaging, Inc. Phantom Equity Incentive Plan (the Phantom Equity Plan) effective January 1, 1998. All regular employees of SI Inc. have been invited to participate. Participants in the Phantom Equity Plan are awarded phantom units representing a hypothetical interest in Space Imaging LLC units. The number of phantom units awarded to each employee is a function of the employee’s level of responsibility, salary, and length of service. To the extent that the Space Imaging LLC units appreciate in value, the value of the phantom units will appreciate at the same rate. In 2005 an independent valuation specialist conducted a valuation analysis and determined that the value of the hypothetical phantom units was “near zero.”
As of December 31, 2004, 16,609 Phase I units and 60,149 Phase II units were 100% vested for employees who were still employed. The Phantom Equity Plan states that phantom units of terminated employees shall be redeemed following their termination from the Company at the lower of a) the last valuation price prior to termination or b) the next valuation price following termination. During 2005, 5,001 Phase I units and 21,772 Phase II units were redeemed at the 12/31/04 valuation price of $0. Consequently, no payment was made as a result of the plan’s base price being $100.00/unit.
No phantom units were awarded in 2005 or 2004. All phantom units are now 100% vested.
As of December 31, 2005 the balance of phantom units was 11,609 Phase I units and 38,377 Phase II units, and the value of the hypothetical phantom units was zero.
The Company accounts for the Phantom Equity Plan under FASB Interpretation FIN No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, which states that compensation shall be accrued as a charge to expense during the vesting period. The value of the units is based on the net asset value of the Company. Accordingly, no expense was recorded under this plan in either 2005 or 2004.
The consummation of the acquisition of Space Imaging’s operating assets triggered change of control clauses under the terms of various employment related agreements. The Company paid $3,258 under these plans in 2006.

5. Property and Equipment
Property and equipment, at cost, consisted of:

	December 31
	2005	2004

Land	$851	$851
Buildings	6,520	6,495
Construction in progress	36	—
Equipment	43,375	43,550

	50,782	50,896
Accumulated depreciation	(24,028)	(15,847)

	$26,754	$35,049

6. Long-Term Debt
On March 31, 2003, Lockheed Martin and Raytheon repaid the outstanding debt of the Company in the amount of $260 million and entered into a new agreement whereby Lockheed Martin and Raytheon became lenders to the Company. The new debt resulted in a borrowing capacity of $275 million including a sub-facility for $10 million in available letters of credit.
As of December 31, 2004, the Company was not in compliance with certain financial and non-financial covenants. On August 30, 2005, the Company’s creditors executed the First Amendment and Waiver to Amended and Restated Credit Agreement. In this agreement, the creditors waived the Company’s non-compliance on all financial and non-financial covenants and reporting requirements. Additionally, and for future borrowing needs, the agreement reduced the borrowing capacity down to $230.4 million, deleted the $10 million available under the letter of credit sub-facility, and rescheduled the payments for 2005. The Company made all scheduled payments in 2005. The obligations under the Credit Agreement were not assumed by ORBIMAGE in 2006 under the Purchase Agreement.
The credit agreement includes financial covenants which limit investing cash flows minus all non-cash capitalization of imagery to $2 million and free cash flow as defined in the agreement cannot be less than $2 million for any fiscal year. The Company was in compliance with these covenants as of December 31, 2005.
The interest rate on the Company’s long-term debt is reset quarterly based on the London Interbank Offered Rate (LIBOR). The Company expensed $12,879 and $9,442 for interest on the facility and the Credit Agreement for the years ended December 31, 2005 and 2004, respectively. Interest paid by the Company was $14,424 and $4,357 for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005 and 2004, outstanding advances under the Credit Agreement aggregated $219,400 and $243,000, respectively, and carry an average interest rate of 5.58% and 3.73%, respectively.

7. Sale of Line of Business
On February 28, 2005, the Company sold the assets of its Federal/Civil/Commercial line of business (formerly known as Pacific Meridian Resources). This business performed value-added imagery production services for government and commercial customers. The divestiture of this business was made pursuant to the Company’s decision to pursue the sale of the Company. The Company received $4,668 in net cash proceeds from the sale and recorded a gain of $2,098.
Operating results of the Federal/Civil/Commercial line of business are summerized as follows:

	Period Ended
	February 28,	Years Ended December 31,
	2005	2004	2003

Revenues	$703	$8,948	$8,519

Pre tax earnings (loss)	$(183)	$775	$887

The following table displays net assets of the Federal/Civil/Commercial line of business that were included in the Company’s consolidated balance sheet as of December 31, 2004:

December 31,
2004
Accounts receivable	$3,364
Property, plant and equipment, net	60
Accounts payble and accrued expenses	(34)

Net assets	$3,390

Unaudited Pro Forma Condensed Consolidated Financial Statements
On June 29, 2005, ORBIMAGE Holdings Inc. issued $250 million of Floating Rate Notes that will mature on July 1, 2012. On January 10, 2006, SI Opco completed the acquisition of Space Imaging pursuant to the terms of the Purchase Agreement. The purchase price of $51.5 million (including acquisition costs of $2.5 million) was funded with a combination of the issuance of $50 million of indebtedness under the Credit Agreement described under Item 2.01 above and cash of Space Imaging acquired in the acquisition. The acquisition of Space Imaging’s net operating assets was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed, based on their estimated fair values at the acquisition date. The excess of the fair value of the assets acquired and liabilities assumed over the cost of the acquisition has been allocated as a pro rata reduction of the amounts that otherwise would have been assigned to all of the acquired assets except for any other current assets. This allocation is subject to revision; subsequent revisions, if any, are not expected to be material. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (dollars in thousands):

Cash consideration	$48,986
Direct acquisition costs	2,497

Total purchase price	$51,483

Allocation of purchase price:
Cash and cash equivalents	$14,942
Receivables	12,290
Other current assets	3,586
Property, plant and equipment	16,295
Purchased intangible assets	21,950
Other assets	108
Current liabilities	(17,688)

Total purchase price	$51,483

The Company used an independent third party appraisal to determine the value of the purchased intangible assets. The components of the intangible assets listed in the above table as of the acquisition date are as follows:

	Amount	Life

Contracts/customer relationships	$19,325	9 years
Trade name	1,326	5 years
Patents	861	5 years
Other	438	5 years

Total	$21,950

The effect of the issuance of the Floating Rate Notes and the acquisition of Space Imaging including the incurrence of debt, is included in ORBIMAGE Holdings Inc.’s balance sheet as of March 31, 2006. Consequently, no pro forma condensed consolidated balance sheets are provided herein. The acquisition has been accounted for using the purchase method in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”
The pro forma condensed consolidated statements of operations for the year ended December 31, 2005 have been prepared as if the Space Imaging acquisition occurred on January 1, 2005. The 2005 pro forma statement of operations displays the operating results for both ORBIMAGE Holdings and Space Imaging LLC for the year then ended as well as related pro forma acquisition-related adjustments. In addition, the pro forma condensed consolidated statement of operations for the year ended December 31, 2005 includes the effect of the issuance by the Company of $250 million of Floating Rate Notes as if that issuance had occurred on January 1, 2005.
The pro forma condensed consolidated statement of operations for the three months ended March 31, 2006 displays the operating results for ORBIMAGE Holdings (which includes the acquired operations of Space Imaging from January 11, 2006) and for Space Imaging for the period from January 1, 2006 to January 10, 2006. Pro forma adjustments related to the acquisition of Space Imaging, including the incurrence of debt, is presented as if the transactions had occurred on January 1, 2005. Because the issuance of the Floating Rate Notes occurred in 2005, no adjustments relating to the Floating Rate Notes were made to the pro forma statement of operations for the three months ended March 31, 2006.
The pro forma condensed consolidated statements of operations, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations of ORBIMAGE.
This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated January 10, 2006, and the previously filed historical consolidated financial statements and accompanying notes of ORBIMAGE contained in its Annual Report on Form 10-K (as amended on Form 10-K/A on May 1, 2006) for the fiscal year ended December 31, 2005, and in conjunction with the historical financial statements and accompanying notes of Space Imaging included in this report on Form 8-K.

ORBIMAGE HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2005
(In thousands except share and per share data)

			Pro Forma			Pro Forma
	ORBIMAGE	Space	Acquisition			Debt
	Holdings	Imaging	Adjustments		Subtotal	Adjustments		Pro Forma
Revenues	$40,702	$125,314	$(703)	A	$165,313	$—		$165,313
Direct expenses	38,116	83,136	(497)	A	120,755	—		120,755

Gross profit	2,586	42,178	(206)		44,558	—		44,558
Selling, general and administrative expenses	12,341	22,052	(396)	A	33,997	—		33,997

Income (loss) from operations	(9,755)	20,126	190		10,561	—		10,561
Other (income) expense, net	—	(1,770)	2,115	A	345	—		345
Interest expense, net	14,083	12,792	7	A	20,945	18,960	C	35,611
			(12,949)	B		(4,294)	D
			5,500	B
			1,512	B

Loss on early extinguishment of debt	2,758	—	—		2,758	(2,758)	E	—
Unrealized gain on derivative instrument	(2,341)	—	—		(2,341)	—		(2,341)

Income (loss) before provision (benefit) for income taxes	(24,255)	9,104	4,005		(11,146)	(12,908)		(23,054)
Provision (benefit) for income taxes	—	—	—		—	—		—

Net income (loss)	$(24,255)	$9,104	$4,005		$(11,146)	$(12,908)		$(23,054)

Loss per share – basic and diluted	$(1.50)							$(1.33)

Weighted average shares outstanding (assumes equity securities registered in 2006 had been issued on January 1, 2005)	16,213,446							17,281,033

A – To eliminate the operating results of Space Imaging’s federal/civil/commercial line of business that was sold in 2005.
B –To reflect the elimination of interest expense recorded by Space Imaging on debt that was not assumed by ORBIMAGE, and to record pro forma interest expense of $5.5 million and $1.5 million of amortization of financing costs incurred for additional funds borrowed by ORBIMAGE to consummate the acquisition of $50 million. The interest rate is estimated based on the average applicable LIBOR rate in effect at that time and the financing costs are amortized over the life of the loan using the interest method. A variance in interest rates of 0.125% would result in a variance in interest expense of $0.1 million. The total financing costs of $5.3 million are being amortized over the term of the debt, which matures on July 1, 2008.
C – To reflect pro forma interest expense of $17.2 million and amortization of financing costs of $1.8 million on the $250,000 million Floating Rate Notes which would have been incurred for the full year had the Notes been issued on January 1, 2005. A variance in interest rates of 0.125% would result in a variance in annual interest expense of $0.3 million.
D – To reverse $4.1 million of interest expense and $0.2 million of amortization of financing costs recorded in 2005 associated with the Company’s Senior Notes and Senior Subordinated Notes which were redeemed during 2005 upon the issuance of the Floating Rate Notes.
E – To reverse the effect of losses incurred upon extinguishment of the Senior Notes and Senior Subordinated Notes during 2005. These debt instruments were redeemed in the second quarter 2005 and replaced with the Floating Rate Notes. These losses would not have been incurred in 2005 had the Floating Rate Notes been outstanding on January 1, 2005.

ORBIMAGE HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2006
(In thousands except share and per share data)

			Pro Forma
	ORBIMAGE	Space	Acquisition
	Holdings	Imaging	Adjustments		Pro Forma
Revenues	$30,257	$3,291	$—		$33,548
Direct expenses	20,429	932	—		21,361

Gross profit	9,828	2,359	—		12,187
Selling, general and administrative expenses	6,207	5,621	(4,566)	A	7,262

Income (loss) from operations	3,621	(3,262)	4,566		4,925
Interest expense, net	5,743	180	(220)	B	6,234
			153	C
			378	C
Unrealized gain on derivative instrument	(2,674)	—	—		(2,674)

Income (loss) before provision (benefit) for income taxes	552	(3,442)	4,255		1,365
Provision (benefit) for income taxes	—	—	—		—

Net income (loss)	$552	$(3,442)	$4,255		$1,365

Earnings (loss) per share — basic	$0.03				$0.08

Earnings per share — diluted	$0.03				$0.06

Weighted average shares outstanding — basic	17,409,951				17,412,782
Weighted average shares outstanding — diluted	21,510,630				21,514,139

A – To reverse nonrecurring payments made by Space Imaging for investment management fees of $1.2 million associated with the sale of the Company and payments under employment retention and severance agreements of $3.3 million not assumed by ORBIMAGE in conjunction with the sale of the net operating assets of Space Imaging. These payments are included in the statement of operations of Space Imaging for the period from January 1, 2006 to January 10, 2006.
B – To reflect the elimination of interest expense recorded by Space Imaging on debt that was not assumed by ORBIMAGE.
C – To reflect additional interest expense of $0.2 million and $0.4 million of amortization of financing costs incurred for the $50 million of funds borrowed by ORBIMAGE to consummate the acquisition of Space Imaging as if the transaction had incurred on January 1, 2005. A variance in interest rates of 0.125% would result in a variance in interest expense of less than $0.1 million. The total financing costs of $5.3 million are being amortized over the term of the debt, which matures on July 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006	ORBIMAGE HOLDINGS INC.
	By:	/s/ William L. Warren
William L. Warren
Vice President, General Counsel & Secretary